Exhibit 99.1

USA Rare Earth Reports its First Quarter 2025 Financial Results

STILLWATER, Okla. - May 14, 2025 – USA Rare Earth, Inc. (Nasdaq: USAR) (“USAR” or the “Company”) today announced its financial results for the first quarter ended March 31, 2025.

First Quarter Highlights

●	Merged with Inflection Point and began trading on Nasdaq on March 14

●	Commissioned our Innovations Lab at our Stillwater, Oklahoma magnet facility, a critical milestone for the company which officially launched our sales and qualification work with potential customers

●	Hired multiple key employees in engineering, production, finance, and operations

●	Signed our first customer MOU for rare earth sintered magnet production in 2026

●	Produced dysprosium oxide from the Round Top deposit with a purity of over 99%

“USA Rare Earth is ramping up quickly in 2025 to begin delivering finished magnets to our customers,” said Joshua Ballard, CEO. “We have raised over $100 million since the start of the year in support of the business. In Stillwater, Oklahoma, we opened our Innovations Lab, started prototyping magnets, and are moving quickly to commission the first line of our 310,000-square-foot magnet facility. We are also meaningfully advancing our processing technologies in Colorado to unlock the value we hold at Round Top Mountain in Texas.”

Mr. Ballard added: “We are experiencing a ‘Manhattan Project’ moment in America. As a country, we must invest in and rebuild our rare earth supply chain as unprecedented geopolitics have highlighted the structural need to protect our domestic defense, industrial and technology industries. We are seeing robust interest from domestic manufacturers eager to use magnets that are made here in the USA. Our growth in 2026 will reflect this growing demand. Our mission has prepared us for this moment, and we are determined to deliver for the American people.”

Forward-looking Statements

Certain matters discussed in this press release and on the conference call (see information below) are or contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include statements relating to the Company’s expectations for future development, operations, business strategies and financial performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: risks related to the development of our magnet production facility and the timing of expected production milestones; competition in the magnet manufacturing industry; our ability to grow and manage growth profitably; our ability to build or maintain relationships with customers and suppliers; our ability to retain management and key employees; the supply and demand for rare earth minerals; the timing and amount of future production; costs of production, capital expenditures and requirements for additional capital, including the need to raise additional capital to implement our strategic plan; the substantial doubt regarding our ability to continue as a going concern for the twelve months following the issuance of our first quarter 2025 condensed consolidated financial statements; the timing of future cash flow provided by operating activities, if any; uncertainty in any mineral estimates, uncertainty in any geological, metallurgical, and geotechnical studies and opinions; and transportation risks. Detailed information regarding factors that may cause actual results to differ materially has been and will be included in the Company’s periodic filings with the SEC, including the Company’s Form 10-K that the Company filed with the SEC on March 31, 2025 and the Company’s latest Quarterly Report on Form 10-Q. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward-looking statements speak only as of their date, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances occurring after their date or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including adjusted net loss attributable to common shareholders (defined as “adjusted net loss”), adjusted undistributed net loss to common shareholders (defined as “adjusted undistributed net loss”), and adjusted undistributed net loss per common share (defined as “adjusted net loss per common share”). Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

We believe these non-GAAP measures of financial results provide useful supplemental information to management and investors regarding certain financial and business trends related to our financial condition and results of operations, and as a supplemental tool for investors to use in evaluating our ongoing operating results and trends and in comparing our financial measures with other companies that present similar non-GAAP financial measures. We use these non-GAAP financial measures to analyze our operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. We believe these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting its business. Current and prospective investors should review our audited annual and unaudited interim financial statements, which are filed with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate our business.

Notes to the Financial Results

●	Adjusted net loss is a non-GAAP financial measure that the Company defines as net income (loss) attributable to common shareholders which excludes gain on fair market value of financial instruments.

●	Adjusted undistributed net loss is a non-GAAP financial measure that the Company defines as net income (loss) attributed to common shareholders which excludes gain on fair market value of financial instruments, declared and undeclared dividends, and accretions.

●	Adjusted net loss per common share is a non-GAAP financial measure that the Company defines as net income (loss) attributed to common shareholders which excludes gain on fair market value of financial instruments, declared and undeclared dividends, and accretions, divided by basic shares outstanding.

Conference Call to Discuss Financial Results

The Company will hold a conference call on Wednesday, May 14, 2025, 4:00 PM CT / 5:00 PM ET to discuss its first quarter 2025 results. Please see below for dial-in information.

LIVE CONFERENCE Q&A CALL:

Wednesday, May 14, 2025, 4:00 PM CT / 5:00 PM ET

US / Canada Toll-Free: +1 (866) 652-5200

Local / International Toll: +1 (412) 317-6060

CONFERENCE Q&A CALL REPLAY:

Available approximately three hours after conclusion of the live call.

Expiration: June 14, 2025

US Toll-Free: +1 (877) 344-7529

Canada Toll-Free: +1 (877) 344-7529

Local / International Toll: +1 (412) 317-0088

Access code: 2627439

Investors may also access the live call and the replay over the internet on the “Events” page of the Company’s website located at https://event.choruscall.com/mediaframe/webcast.html?webcastid=Cvh2W0BA.

Disclosure Information

USA Rare Earth uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor USA Rare Earth’s investor relations website in addition to following USA Rare Earth’s press releases, SEC filings, and public conference calls and webcasts.

About USA Rare Earth

USA Rare Earth (Nasdaq: USAR) is developing a NdFeB magnet manufacturing plant in Stillwater, Oklahoma, and intends to establish domestic rare earth and critical minerals supply, extraction, and processing capabilities to both supply its magnet manufacturing plant and market surplus materials to third parties. Rare earth magnets are critical to various business sectors and industries, including the defense, automotive, aviation, industrial, AI Robotics, medical, and consumer electronics industries, among others. USAR is planning to take a broad approach to the industries it serves with the intention of providing high quality NdFeB magnets to a variety of industries and customers. USAR’s focus on developing domestic rare earth production aligns with national priorities, offering the potential of a sustainable and secure domestic supply of materials critical to key industries.

Contact

Investor Relations

ir@USARE.com

USA Rare Earth, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of
	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,351	$16,761
Deferred offering costs	-	5,134
Prepaid expenses and other current assets	2,428	378
Total current assets	25,779	22,273
Non-current assets:
Property, plant and equipment, net	30,122	26,529
Mineral interests, at cost	17,125	17,125
Equipment deposits	3,572	3,060
Other non-current assets	477	82
Total non-current assets	51,296	46,796
Total assets	$77,075	$69,069

LIABILITIES, MEZZANINE AND STOCKHOLDERS’ (DEFICIT) EQUITY
Liabilities:
Accounts payable	$3,113	$1,823
Accrued liabilities	3,831	3,071
Deferred grants	8,200	8,200
Earnout liability	46,232	-
Warrant liability	34,475	-
Finance and operating lease liabilities	1,470	23
Other liabilities	13	2,008
Total liabilities	97,334	15,125

Mezzanine equity	32,397	19,923

Stockholders’ (deficit) equity	(52,656)	34,021

Total liabilities, mezzanine and stockholders’ (deficit) equity	$77,075	$69,069

USA Rare Earth, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Operating costs and expenses
Selling, general and administrative	$7,029	$2,647
Research and development	1,689	2,051
Total operating costs and expenses	8,718	4,698
Operating loss	(8,718)	(4,698)

Other income
Gain on fair market value of financial instruments	60,300	1
Interest net, dividend income and other expense	100	25
Total other income	60,400	26

Net income (loss)	51,682	(4,672)
Net loss attributable to non-controlling interest	(150)	(200)
Net income (loss) attributable to common stockholders	$51,832	$(4,472)

Net income (loss) per common share - basic	$0.75	$(0.11)
Net income (loss) per common share - diluted	$0.58	$(0.11)

USA Rare Earth, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Cash Flows From Operating Activities:
Net income (loss)	$51,682	$(4,672)
Adjustments to reconcile net income (loss) to net cash (used in) provided from operating activities	(58,869)	599
Changes in assets and liabilities	(3,142)	(160)
Net cash used in operating activities	(10,329)	(4,233)

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(2,011)	(39)
Equipment deposits	(1,039)	(980)
Cash used in investing activities	(3,050)	(1,019)

Cash Flows From Financing Activities:
Proceeds from issuance of preferred stock and warrants	23,250	-
IPXX contribution of capital through merger	22,867	-
Prepayment of forward purchase agreements	(20,789)	(405)
Proceeds from early termination of forward purchase agreements	3,322	-
Issuance costs	(8,681)
Net cash provided by (used in) financing activities	19,969	(405)
Net increase (decrease) in cash	6,590	(5,657)
Cash and cash equivalents, beginning of year	16,761	13,199
Cash and cash equivalents, end of period	$23,351	$7,542

USA Rare Earth, Inc.

Reconciliation of Non-GAAP Financial Measures(1)

(in thousands)

(Unaudited)

This press release includes certain non-GAAP financial information because we plan and manage our business using such information. The following table reconciles the GAAP financial information to the non-GAAP financial information.

	For the Three Months Ended March 31,
	2025	2024
Net income (loss) attributable to common stockholders	$51,832	$(4,472)
Gain on fair market value of financial instruments	(60,300)	(1)
Adjusted net loss(2)	(8,468)	(4,473)
Declared and undeclared dividends, and accretions	(3,562)	(1,792)
Adjusted undistributed net loss(2)	$(12,030)	$(6,265)
Adjusted net loss per common share - basic and diluted(2)	$(0.19)	$(0.11)

(1)	Amounts may not total due to rounding.
(2)	Refer to the section “Use of Non-GAAP Financial Measures” for description of items included in adjustments.